Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Vulcan Materials Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Equity	Common Stock, $1 par value per share (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Other	Preferred Stock, $1 par value per share (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Other	Depositary Shares (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Other	Stock Purchase Contracts (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
	Other	Stock Purchase Units (1)	Rule 456(b) and 457(r) (2)	(2)	(2)	(2)	(3)	(3)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amount					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
Omitted pursuant to Instruction 2.A.iii.c. to Item 16(b) of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any other securities.

(3)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis.